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                                                                EXHIBIT 10.54



                       AMENDMENT TO AGREEMENT FOR PURCHASE
                  AND SALE OF REAL ESTATE AND RELATED PROPERTY

         THIS AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND RELATED PROPERTY ("Amendment") is made this _____ day of September, 1996, by and between HORSHAM OFFICE CENTER ASSOCIATES LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the "Seller") and BRANDYWINE REALTY TRUST, or its permitted nominee or assignee (the "Purchaser").

                               B A C K G R O U N D

         A. Seller and Purchaser are parties to a certain Agreement for Purchase and Sale of Real Estate and Related Property dated August 14, 1996 ("Agreement of Sale").

         B. Seller and Purchase have agreed to extend the Inspection Period for certain specified purposes and to provide for an extension of the date of Closing upon the terms and conditions set forth in this Amendment.

         C. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement of Sale.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing Background and of the mutual promises of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and Purchaser, intending to be legally bound, hereby agree as follows:

         1. Seller and Purchaser agree that the Inspection Period as set forth in Section 4 of the Agreement of Sale and the corresponding right of Purchaser to terminate the Agreement of Sale pursuant to Section 5 of the Agreement of Sale shall be extended to 5:00 p.m., Eastern Standard Time on October 7, 1996 for the sole and limited purposes of allowing Purchaser to (i) conduct a tenant interview with representatives of MetPath, Inc. at a meeting to be attended with representatives of Seller for the sole purpose of permitting Purchaser to determine MetPath's future business plans to Purchaser's satisfaction; and (ii) procure an environmental report on the Property acceptable to Purchaser. Purchaser hereby waives its right to terminate the Agreement of Sale or seek the return of the Deposit for any reason relating to the inspection rights of Purchaser pursuant to Section 4 of the Agreement of Sale except for the reasons specified in (i) and (ii) above.

         2. Seller and Purchaser hereby agree that the Additional Deposit specified in Section 2(A)(ii) of the Agreement of Sale shall be Seventy Five Thousand Dollars ($75,000.00). Purchaser hereby agrees to wire transfer to the Deposit Escrowee the
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Additional Deposit specified in Section 2(A)(ii) of the Agreement of Sale as amended hereby for receipt by Deposit Escrowee on or before 3:00 p.m. Eastern Standard Time on October 2, 1996. The Deposit Escrowee shall hold the Initial Deposit and the Additional Deposit pursuant to the Agreement of Sale as amended herein. In the event that Purchaser does not terminate the Agreement of Sale before the expiration of the Inspection Period as provided in Section 1 of this Amendment, Purchaser agrees that the Deposit , together with interest accrued thereon has been fully earned by Seller, and the Deposit Escrowee shall not be obligated to return the Deposit to Purchaser unless Seller defaults in its obligation under the Agreement of Sale to close on the sale of the Property on or before the date of Closing as specified herein.

         3. Section 7 of the Agreement of Sale is hereby amended to read in its entirety as follows:

         Payment of the Purchase Price and the consummation of the transaction contemplated by this Agreement ("Closing") shall take place pursuant to an escrow closing which provides that the Purchase Price shall be paid to Seller substantially simultaneously with the agreement of the Title Company to issue the Title Policy to Purchaser. The Closing shall occur at 9:00 A.M. Eastern Time on November 15, 1996 at the offices of the Title Company in Philadelphia, Pennsylvania or at such earlier date or other place as may be mutually agreed upon in writing by both Seller and Purchaser; provided, however, that (i) Purchaser may elect to extend the date of Closing to December 15, 1996 by transmitting notice to the Seller on or before November 14, 1996 provided that such notice is accompanied by payment to the Deposit Escrowee of an additional Fifty Thousand Dollars ($50,000.00) which amount shall be applied by Seller on account of the Purchase Price payable under Section 2 of the Agreement of Sale; or (ii) Seller, at Seller's sole discretion, may elect to extend the Closing as necessary (but in no event more than thirty (30) additional days) in order to satisfy the requirements of Section 10.D(ii) below. The date of the Closing may be extended by Seller beyond such 30th day after the date of the expiration of the Inspection Period by the number of days needed to cure title defects or adverse matters pursuant to Section 6 above, but in no event shall the date of the Closing be after January 16, 1997. Seller and Purchaser shall meet at the office of Purchaser's attorney and commence preparations for Closing on the day immediately prior to the date of Closing ("Proration Date"), so that all Closing documents required hereunder are signed and deposited into escrow with the Title Company (and all Closing prorations required hereunder are finalized) before the close of business on the Proration Date.

         4. Except as specifically provided in this Agreement, all other terms and conditions of the Agreement of Sale shall remain in full force and effect.

         5. This Agreement shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties hereto.
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         6. This Agreement may be executed in one (1) or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one (1) and the same agreement.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment to Agreement of Sale to be executed as of the date and year first above written.

                                            SELLER:

                                            HORSHAM OFFICE CENTER ASSOCIATES
                                            LIMITED PARTNERSHIP

                                            By: Horsham Office Center Associates
                                            Acquisition Corporation


                                            By: /s/ HORSHAM OFFICE CENTER
                                                    ASSOCIATES ACQUISITION
                                                    CORPORATION
                                               --------------------------------
                                               Name:
                                               Title:

                                            PURCHASER:

                                            BRANDYWINE REALTY TRUST


                                            By:  /s/ GERARD H. SWEENEY
                                               _________________________________
                                               Name:
                                               Title: